UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2009

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2009, the registrant executed a First Amendment of the Fourth Amended and Completely Restated Loan Agreement dated as of February 23, 2007 by and among Synovus Bank (formerly, United Bank and Trust), MMA Capital Corporation, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity, LLC, MMA Financial Holdings, Inc. and MMA Financial, Inc. (formerly, MuniMae Investment Services Corporation)(the "Agreement"). Among other things, this First Amendment (i) reduces the credit limit under the Agreement from $100 million to $41,772,096 and permits no new borrowings by the registrant under the Agreement; (ii) extends the Maturity Date to November 30, 2010, and extends existing letters of credit through the Maturity Date; and (iii) eliminates the financial reporting covenants of the Agreement, and limits financial reporting to management-prepared unaudited annual financial statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.01 First Amendment dated June 26, 2009 of the Fourth Amended and Completely Restated Loan Agreement dated as of February 23, 2007 by and among Synovus Bank (formerly, United Bank and Trust), MMA Capital Corporation, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity, LLC, MMA Financial Holdings, Inc. and MMA Financial, Inc. (formerly, MuniMae Investment Services Corporation).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

July 1, 2009	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment dated June 26, 2009 of the Fourth Amended and Completely Restated Loan Agreement dated as of February 23, 2007 by and among Synovus Bank (formerly, United Bank and Trust), MMA Capital Corporation, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity, LLC, MMA Financial Holdings, Inc. and MMA Financial, Inc. (formerly, MuniMae Investment Services Corporation).